Exhibit 21.1

SUBSIDIARIES

Name	Jurisdiction of Organization
Industrial Property Operating Partnership LP	Delaware
IPT Property Management LLC	Delaware
IPT Real Estate Holdco LLC	Delaware
Built-To-Core Industrial Partnership I Holdco LLC	Delaware
Built-To-Core Industrial Partnership I LP	Delaware
Built-To-Core Industrial Partnership I Peachtree DC Holdco LLC	Delaware
IPT 8A DC LLC	Delaware
IPT Acquisitions LLC	Delaware
IPT Auburn IC LLC	Delaware
IPT Bayport DC GP LLC	Delaware
IPT Bayport DC LP	Delaware
IPT Bolingbrook IC LLC	Delaware
IPT BTC I GP LLC	Delaware
IPT BTC I LP LLC	Delaware
IPT CentrePort DC GP LLC	Delaware
IPT CentrePort DC LP	Delaware
IPT Century DC GP LLC	Delaware
IPT Century DC LP	Delaware
IPT Clackamas DC LLC	Delaware
IPT Corridor IC II LLC	Delaware
IPT Corridor IC LLC	Delaware
IPT Dallas Distribution Land GP LLC	Delaware
IPT Dallas Distribution Land LP	Delaware
IPT Dallas Distribution Portfolio GP LLC	Delaware
IPT Dallas Distribution Portfolio LP	Delaware
IPT Dorsey Run DC LLC	Delaware
IPT GSW DC GP LLC	Delaware
IPT GSW DC LP	Delaware
IPT Lehigh Valley CC LLC	Delaware
IPT LOC Lender LLC	Delaware
IPT Meadows DC LLC	Delaware
IPT Mechanicsburg DC LLC	Delaware
IPT Medley DC LLC	Delaware
IPT Newark DC LLC	Delaware
IPT Normal Junction CC LLC	Delaware
IPT O’Hare DC LLC	Delaware
IPT Oakesdale CC LLC	Delaware
IPT Palm Beach CC LLC	Delaware
IPT Peachtree DC LLC	Delaware
IPT Portland IC LLC	Delaware
IPT Rialto DC GP LLC	Delaware
IPT Rialto DC LP	Delaware
IPT Richmond DC GP LLC	Delaware
IPT Richmond DC II GP LLC	Delaware
IPT Richmond DC II LP	Delaware
IPT Richmond DC LP	Delaware
IPT Tacoma CC LLC	Delaware
IPT Totowa CC LCC	Delaware
IPT West Valley DC II LLC	Delaware
IPT West Valley DC LLC	Delaware
IPT Windham IC LLC	Delaware